Exhibit 5.1


                                January 29, 2003

The Board of Directors
Arkansas Best Corporation
3801 Old Greenwood Road
Fort Smith, AR 72903

Re:      Securities and Exchange Form S-8 Filing
         2002 Arkansas Best Corporation Stock Option Plan

Dear Sirs:

         As General Counsel for Arkansas Best Corporation, a Delaware corporation ("Company"), I have represented the Company in connection with the registration with the Securities and Exchange Commission under the Securities Act of 1933 of 1,000,000 shares (the "Shares") of the $0.01 par value common stock (the "Common Stock") that have been or may be issued by the Company from time to time pursuant to the 2002 Arkansas Best Corporation Stock Option Plan ("Plan"). This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act"). In connection with this opinion, I am familiar with the corporate proceedings taken by the Company in connection with the authorization of the Plan and the Shares, and have made such other examinations of law and fact as considered necessary in order to form a basis for the opinion hereafter expressed.

         Based upon the foregoing, I am of the opinion that, assuming that: (1) the Shares to be sold and issued in the future will be duly issued and sold in accordance with the terms of the Plan; (2) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares available for issuance to those persons who purchase Shares pursuant to the Plan; and (3) the consideration for the Shares issued pursuant to the Plan is actually received by the Company as provided in the Plan and exceeds the par value of such shares; then, the Shares issued or sold in accordance with the terms of the Plan will be duly and validly issued, fully paid and nonassessable.

         I am admitted to the Bar of the State of Arkansas, and I express no opinion as to the laws of any other jurisdiction. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name wherever appearing in the Registration Statement and any amendment thereto. In giving this consent, I do not admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                     Yours truly,


                                     /s/ Richard F. Cooper
                                     -----------------------------------
                                     Richard F. Cooper